UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Loan and Security Agreement with Silicon Valley Bank

On May 10, 2013, Cardiovascular Systems, Inc. (“CSI”) entered into the Third Amendment to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (“SVB”). The Amendment amends CSI’s existing credit facility with SVB established pursuant to the Loan and Security Agreement between the parties, dated March 29, 2010, as amended on December 27, 2011 and June 29, 2012 (the “Loan Agreement”).

The Amendment amends the Loan Agreement’s financial covenants to eliminate the EBITDA covenant. In addition, the Amendment provides that if the Company’s Liquidity Ratio is less than 1.50 to 1.00 as of the last day of any month, then all amounts due under the term loan with SVB will become due and payable, with payment effectuated by charging the amount due as an advance under the revolving line of credit with SVB.

Upon entering into the Amendment, CSI paid SVB a modification fee of $8,000.

The foregoing description of the material terms of the Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to CSI’s Annual Report on Form 10-K for the year ending June 30, 2013.

Modification No. 4 to Loan and Security Agreement with Partners For Growth III, L.P.

On May 10, 2013, CSI entered into Modification No. 4 to Loan and Security Agreement (the “Modification”) with Partners For Growth III, L.P. (“PFG”). The Modification amends CSI’s existing credit facility with PFG established pursuant to the Loan and Security Agreement dated as of April 14, 2010, as amended on August 23, 2011, December 27, 2011 and June 30, 2012 (the “PFG Loan Agreement”).

The Modification amends the PFG Loan Agreement’s financial covenants to eliminate the EBITDA covenant and conform the required liquidity ratio and fixed charge coverage ratio to those in the Loan Agreement (as amended by the Amendment). In addition, the Modification amends the liquidity ratio for purposes of the PFG Loan Agreement’s amortization trigger to 2.00 to 1.00 and amends the definition of “Liquidity Ratio” for purposes of the amortization trigger.

The foregoing description of the material terms of the Modification does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Modification, which will be filed as an exhibit to CSI’s Annual Report on Form 10-K for the year ending June 30, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2013

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer